UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 19, 2019

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001- 36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, our board of directors unanimously voted to increase the authorized number of our directors and to elect Kimberly J. Commins-Tzoumakas and Renee Gaeta to fill the newly created directorships, effective that day. Ms. Commins-Tzoumakas and Ms. Gaeta were each elected as Class II directors and will next be up for election at our 2020 annual meeting of stockholders.
Ms. Commins-Tzoumakas and Ms. Gaeta were each elected upon the recommendation of our nominating and corporate governance committee. Our board of directors determined that each of Ms. Commins-Tzoumakas and Ms. Gaeta qualify as an independent director under applicable SEC and Nasdaq rules. There was no arrangement or understanding between Ms. Commins-Tzoumakas or Ms. Gaeta and any other person under which either of them were elected. As of the date of this report, neither Ms. Commins-Tzoumakas nor Ms. Gaeta have been appointed to a committee of our board of directors.
Ms. Commins-Tzoumakas and Ms. Gaeta will each be compensated in accordance with our standard compensation policies and practices for non-employee directors, the components of which were disclosed in our proxy statement for our 2018 annual meeting of stockholders dated April 19, 2018, and which consists of annual retainers and equity-based compensation. In accordance with our standard compensation policies and practices for non-employee directors, upon election to our board of directors, each of Ms. Commins-Tzoumakas and Ms. Gaeta was granted a restricted stock award covering 5,920 shares of our common stock, which is equal to $100,000 divided by the per share fair market value of our common stock on the date of their election, and which will vest in full on the one-year anniversary of the grant date, subject to continued service through the vesting date and subject to earlier vesting upon death or disability. We also entered into our standard director and officer indemnification agreement with each of Ms. Commins-Tzoumakas and Ms. Gaeta.
Also on February 19, 2019, Cheryl R. Blanchard, Ph.D. tendered her resignation from our board of directors and each of its committees, effective May 30, 2019, the day following our scheduled annual meeting of stockholders. Dr. Blanchard is one of our independent directors and currently serves on the audit committee and chairs the compensation committee of our board of directors. Dr. Blanchard’s decision to resign was not a result of any disagreement with us on any matter relating to our operations, policies or practices.
We issued a press release announcing the matters described above, a copy of which is furnished as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated February 19, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

		By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Vice President, General Counsel

Date:	February 19, 2019